Exhibit 99.1
Cano Health Announces Financial Results for the Fourth Quarter and Full Year 2022

MIAMI, March 1, 2023 /PRNewswire/– Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO), a leading value-based primary care provider and population health company, today announced financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Results
•Total membership of 309,590 including 179,536 Medicare capitated members, an increase of 36% and 42% year-over-year, respectively
•Total revenue of $680.4 million, compared to $492.3 million the prior year, an increase of 38% year-over-year
•Net loss of $(301.7) million, unfavorably impacted by a non-cash goodwill impairment of $(323.0) million, partially offset by a gain of $81.2 million due to a fair value adjustment of warrant liabilities
•Adjusted EBITDA1 of $35.7 million, compared to $11.1 million in the prior year

Full Year 2022 Financial Results
•Total revenue of $2,738.9 million, compared to $1,609.4 million in the prior year, an increase of 70% year-over-year
•Net loss of $(428.4) million, inclusive of the previously mentioned non-cash goodwill impairment of $(323.0) million
•Adjusted EBITDA of $152.5 million, compared to $27.3 million in the prior year

In the fourth quarter of 2022, capitated revenue of $651.2 million increased 40% year-over-year. Capitated revenue per member per month, or PMPM, was 2% higher year-over-year. Third-party medical costs PMPM were 1% lower year-over-year. The improved medical cost ratio, or MCR2, of 76.1% was better than expected, driven by lower third-party medical costs across all service lines.

“At Cano Health, we are determined to achieve our vision by helping our patients live their best lives,” said Dr. Marlow Hernandez, Chairman and Chief Executive Officer at Cano Health. “We completed 2022 with membership well above our initial expectations, and revenue and Adjusted EBITDA in line with our most recent guidance. In 2023, we will focus on optimizing our operations to unlock embedded profitability at our existing medical centers by utilizing available capacity. Moreover, we are committed to reviewing all aspects of our value-based platform to improve liquidity and cash flow, and maximize long-term shareholder value.”

(1) Adjusted EBITDA is a non-GAAP financial measure defined under the heading “Non-GAAP Financial Measures”. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the Reconciliation of Non-GAAP Adjusted EBITDA table included in this press release.
(2) Medical Cost Ratio (MCR) is calculated as third-party medical expense divided by capitated revenue.

Capital Management Update
On February 24, 2023, the Company consummated the closing of a $150 million senior secured term loan (the “2023 Term Loan”), maturing November 23, 2027. Investors in the 2023 Term Loan were Diameter Capital Partners, Rubicon Founders and their respective affiliates and managed funds. Cano Health intends to use proceeds from the transaction for general corporate purposes, including the repayment of amounts outstanding under its existing revolving credit facility, and to pay transaction fees and expenses related to the 2023 Term Loan.

The 2023 Term Loan bears interest at 14% per annum in the first two years after initial funding, payable quarterly in cash or in-kind as an addition to the principal balance of the 2023 Term Loan, at the Company’s election, and, thereafter, 13% per annum, payable quarterly in cash. The 2023 Term Loan ranks pari passu in right of payment and lien priority with indebtedness under the Company’s existing senior credit facilities.

In connection with the 2023 Term Loan, the Company issued to the investors warrants to purchase up to approximately 29.5 million shares of the Company’s Class A common stock, or up to 5.5% of pro forma fully diluted shares outstanding, exercisable until February 24, 2028, at an exercise price of $0.01 per share. The Company has agreed to register the shares of Class A common stock underlying the warrants with the U.S. Securities and Exchange Commission (“SEC”).

2023 Guidance
The Company provided its full year 2023 guidance, as detailed below:
•Membership by year-end in the range of 375,000 to 385,000
•Total revenue in the range of $3.10 billion to $3.25 billion
•Total medical cost ratio (MCR) in the range of 81.0% to 82.0%
•Adjusted EBITDA of approximately $75 million to $85 million, excluding de novo loss add-backs
◦The Company plans to significantly reduce de novo investments in 2023; therefore, beginning with 2023, the Company is revising its definition of Adjusted EBITDA to no longer add back de novo losses, which include those costs associated with the ramp up of new medical centers and losses incurred up to 12 months after the opening of a new facility
◦Under the new definition, Adjusted EBITDA would have been approximately $74 million for the full year 2022

As of February 24, 2023, the Company had approximately 239 million shares of Class A common stock and 267 million shares of Class B common stock issued and outstanding. Total share count for the purposes of calculating the Company’s market capitalization was approximately 507 million.

Conference Call Information
Cano Health will host a conference call today at 5:00 PM ET to review the Company’s business and financial results for the fourth quarter and full year ended December 31, 2022.

To access the live call and webcast, please dial (888) 660-6359 for U.S. participants, or +1 (929) 203-0867 for international participants, and reference the Cano Health Fourth Quarter 2022 Earnings Conference Call and Conference ID 8371699. The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the Cano Health website.

A replay will be available in the “Events & Presentations” section of the Cano Health website for on-demand listening shortly after the completion of the call and will be available for 30 days.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. Such forward-looking statement include, without limitation, our anticipated results of operations, including our financial guidance for the 2022 fiscal year, our business strategies, our projected costs, prospects and plans, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import, including, without limitation, the Company’s (i) plans to achieve our vision by helping our patients live their best lives; (ii) plans to focus in 2023 on optimizing our operations to unlock embedded profitability at our existing medical centers by utilizing available capacity; (iii) plans and expectations with respect to reviewing all aspects of our value-based platform to improve liquidity and cash flow, and maximize long-term shareholder value, including our plans to significantly reduce de novo investments in 2023; (iv) intent to use proceeds from the 2023 Term Loan transaction for general corporate purposes, including repaying amounts outstanding under our existing revolving credit facility, and to pay transaction fees and expenses related to the 2023 Term Loan; and (v) financial guidance for 2023. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; changes in our strategy, future operations, prospects and plans; developments and uncertainties related to the Direct Contracting Entity program; our ability to realize expected financial results, including with respect to patient membership, total revenue and earnings; our ability to predict and control our medical cost ratio; our ability to grow market share in existing markets or enter into new markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; our ability to maintain our relationships with health plans and other key payors; the impact of COVID-19 on our business and results of operations; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; and our ability to recruit and retain qualified team members and independent physicians. The Company may also experience delays or difficulties in, and/or unexpected or less than anticipated results from (i) its efforts to achieve its vision by helping patients live their best lives, such as due to higher than expected medical costs or the spread of other pandemics; (ii) optimizing its operations, such as less than anticipated capacity utilization at its medical centers and/or less than anticipated growth in revenues, Adjusted EBITDA margins and/or cash flows, such as due to higher interest rates and/or a higher inflationary environment; (iii) its efforts to review all aspects of its business model to improve liquidity and cash flow, and maximize long-term shareholder value, such as due to tightness in the credit or M&A markets, higher interest rates, and/or a higher inflationary environment, which could adversely affect the Company’s ability to improve its liquidity, cash flow and/or long-term shareholder value; (iv) using the proceeds from the 2023 Term Loan transaction for general corporate purposes, including repaying amounts outstanding under its existing revolving credit facility, and/or to pay related transaction fees, such as due to unanticipated demands on its available sources of cash; and/or (v) its efforts to achieve its financial guidance for 2023, such as due to a broad recessionary economic environment, less than anticipated utilization of its medical centers and/or access to less than anticipated sources of liquidity.

For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the SEC. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. All information provided in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures as defined by the SEC rules. EBITDA and Adjusted EBITDA have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, adjusted to add back the effect of certain expenses, such as stock-based compensation expense, non-cash goodwill impairment loss, transaction costs (consisting of transaction costs and corporate development payroll costs), restructuring and other charges, fair value adjustments in contingent consideration, loss on extinguishment of debt and changes in fair value of warrant liabilities. For the periods through December 31, 2022, in calculating Adjusted EBITDA, the Company also excluded the impact of de novo losses consisting of costs associated with the ramp up of new medical centers and losses incurred for the 12 months after the opening of a new facility. The Company's management uses the non-GAAP financial measures as operating performance measures and as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. We believe these non-GAAP financial measures provide an additional tool for our management and investors to use in evaluating our financial condition, ongoing operating performance and trends and in comparing our financial measures with other similar companies. Management believes that the non-GAAP financial measures provide useful information to investors and greater transparency about the performance, from management’s perspective, of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the non-GAAP financial measures enhances the comparability for investors in assessing the Company’s financial reporting.

The non-GAAP financial measures should not be considered in isolation or as a substitute for their respective most directly comparable financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. The non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense, income and other items are excluded or included in determining these non-GAAP financial measures. In addition, other companies may define such non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

A reconciliation of those measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non-GAAP Measures.”

The Company has not provided a quantitative reconciliation of its forward-looking Adjusted EBITDA to GAAP net loss, its most directly comparable GAAP measure, because the Company cannot predict with a reasonable degree of certainty and without unreasonable efforts certain reconciling items, such as certain costs and expenses that are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the computation of forward-looking GAAP net loss.

About Cano Health
Cano Health (NYSE: CANO) is a high-touch, technology-powered healthcare company delivering personalized, value-based primary care to approximately 310,000 members. With its headquarters in Miami, Florida, Cano Health is transforming healthcare by delivering primary care that measurably improves the health, wellness, and quality of life of its patients and the communities it serves. Founded in 2009, Cano Health has more than 4,000 employees, and operates primary care medical centers and supports affiliated providers in nine states and Puerto Rico. For more information, visit canohealth.com or investors.canohealth.com.

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Investor Relations Contact:
Jeffrey Geyer
Cano Health, Inc.
(786) 206-1930
investors@canohealth.com

Media Relations Contact:
Georgi Morales Pipkin
Cano Health, Inc.
(786) 206-3322
mediarelations@canohealth.com

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenue:
Capitated revenue	$651,177	$464,516	$2,606,916	$1,529,120
Fee-for-service and other revenue	29,196	27,739	132,000	80,249
Total revenue	680,373	492,255	2,738,916	1,609,369
Operating expenses:
Third-party medical costs	495,695	362,870	2,062,356	1,231,047
Direct patient expense	77,677	59,141	254,867	179,353
Selling, general and administrative expenses	107,827	93,347	422,443	252,133
Depreciation and amortization expense	26,421	18,695	90,640	49,441
Transaction costs and other	7,819	7,988	27,435	44,262
Change in fair value of contingent consideration	4,500	(7,528)	(5,025)	(11,680)
Goodwill impairment loss	323,000	—	323,000	—
Total operating expenses	1,042,939	534,513	3,175,716	1,744,556
Income (loss) from operations	(362,566)	(42,258)	(436,800)	(135,187)
Other income and expense:
Interest expense	(19,627)	(14,928)	(62,495)	(51,291)
Interest income	7	—	14	4
Loss on extinguishment of debt	—	110	(1,428)	(13,115)
Change in fair value of warrant liabilities	81,155	58,349	72,771	82,914
Other income (expense)	822	6	1,706	(48)
Total other income (expense)	62,357	43,537	10,568	18,464
Net income (loss) before income tax expense	(300,209)	1,279	(426,232)	(116,723)
Income tax expense (benefit)	1,516	776	2,157	14
Net income (loss)	$(301,725)	$503	$(428,389)	$(116,737)
Net income (loss) attributable to non-controlling interests	(153,356)	(158)	(221,117)	(98,717)
Net income (loss) attributable to Class A common stockholders	$(148,369)	$661	$(207,272)	$(18,020)

Net income (loss) per share attributable to Class A common stockholders, basic	$(0.61)	$(0.12)	$(0.95)	$(0.11)
Net income (loss) per share attributable to Class A common stockholders, diluted	$(0.61)	$(0.12)	$(0.95)	$(0.28)
Weighted-average shares used in computation of earnings per share:
Basic	242,187,512	177,649,657	219,166,852	170,507,194
Diluted	242,187,512	177,649,657	219,166,852	475,697,225

CONSOLIDATED BALANCE SHEETS

	As of,
(in thousands)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash, cash equivalents and restricted cash	$27,329	$163,170
Accounts receivable, net of unpaid service provider costs	233,816	133,433
Prepaid expenses and other current assets	79,603	20,632
Total current assets	340,748	317,235
Property and equipment, net	131,325	85,261
Operating lease right of use assets	177,892	132,173
Goodwill	480,375	769,667
Payor relationships, net	567,704	576,648
Other intangibles, net	226,059	248,973
Other assets	4,824	13,582
Total assets	$1,928,927	$2,143,539
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$105,733	$80,829
Current portion of notes payable	6,444	6,493
Current portion of finance lease liabilities	1,686	1,295
Current portion of contingent consideration	—	3,123
Current portions due to sellers	46,016	17,357
Current portion operating lease liabilities	24,068	15,275
Other current liabilities	24,491	36,664
Total current liabilities	208,438	161,036
Notes payable, net of current portion and debt issuance costs	997,806	915,266
Long term portion of operating lease liabilities	166,347	122,935
Warrants liabilities	7,373	80,144
Long term portion of finance lease liabilities	3,364	2,181
Due to sellers, net of current portion	15,714	—
Contingent consideration	2,800	35,300
Other liabilities	32,810	28,109
Total liabilities	1,434,652	1,344,971
Stockholders’ Equity
Shares of Class A common stock	22	18
Shares of Class B common stock	27	30
Additional paid-in capital	540,989	397,443
Accumulated deficit	(286,032)	(78,760)
Total Stockholders' Equity before non-controlling interests	255,006	318,731
Non-controlling interests	239,269	479,837
Total Stockholders' Equity	494,275	798,568
Total Liabilities and Stockholders' Equity	$1,928,927	$2,143,539

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
(in thousands)	2022	2021
Cash Flows from Operating Activities:
Net loss	$(428,389)	$(116,737)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	90,640	49,441
Change in fair value of contingent consideration	(5,025)	(11,680)
Change in fair value of warrant liabilities	(72,771)	(82,914)
Goodwill impairment loss	323,000	—
Loss on extinguishment of debt	1,428	13,115
Amortization of debt issuance costs	3,826	4,887
Non-cash lease expense	6,528	664
Class A shares issued for bonus award	2,879	—
Stock-based compensation	54,778	27,983
Changes in operating assets and liabilities:
Accounts receivable, net	(106,743)	(15,135)
Other assets	10,053	(16,594)
Prepaid expenses and other current assets	(51,662)	(11,779)
Interest accrued due to seller	100	1,464
Accounts payable and accrued expenses	32,612	33,723
Other liabilities	(7,591)	5,529
Net cash (used in) provided by operating activities	(146,337)	(118,033)
Cash Flows from Investing Activities:
Purchase of property and equipment	(49,529)	(34,354)
Acquisitions of subsidiaries including non-compete intangibles, net of cash acquired	(5,796)	(1,070,307)
Payments to sellers	(8,830)	(26,587)
Net cash (used in) provided by investing activities	(64,155)	(1,131,248)
Cash Flows from Financing Activities:
Business Combination and PIPE financing	—	935,362
Payments of long-term debt	(6,444)	(657,917)
Debt issuance costs	(88)	(17,394)
Proceeds from long-term debt	—	1,120,000
Proceeds from revolving line of credit	109,000	—
Repayments of revolving line of credit	(25,000)	—
Proceeds from insurance financing arrangements	2,529	1,701
Payments of principal on insurance financing arrangements	(2,529)	(1,701)
Principal payments under finance leases	(1,429)	(1,227)
Repayment of equipment loans	(510)	(314)
Employee stock purchase plan withholding tax payments	(878)	—
Other	—	134
Net cash (used in) provided by financing activities	74,651	1,378,644

Net increase (decrease) in cash, cash equivalents and restricted cash	(135,841)	129,363
Cash, cash equivalents and restricted cash at beginning of year	163,170	33,807
Cash, cash equivalents and restricted cash at end of period	$27,329	$163,170

Reconciliation of Non-GAAP
Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2022	2021	2022	2021
Net income (loss)	$(301,725)	$503	$(428,389)	$(116,737)
Interest income	(7)	—	(14)	(4)
Interest expense	19,627	14,928	62,495	51,291
Income tax expense (benefit)	1,516	776	2,157	14
Depreciation and amortization expense	26,421	18,695	90,640	49,441
EBITDA	$(254,168)	$34,902	$(273,111)	$(15,995)
Stock-based compensation	12,137	14,853	54,778	27,983
Goodwill impairment loss	323,000	—	323,000	—
De novo (1)	19,421	16,001	78,989	40,562
Transaction costs (2)	10,500	9,006	34,449	48,303
Restructuring and other (3)	1,426	2,370	10,769	7,883
Change in fair value of contingent consideration	4,500	(7,528)	(5,025)	(11,680)
Loss on extinguishment of debt	—	(110)	1,428	13,115
Change in fair value of warrant liabilities	(81,155)	(58,349)	(72,771)	(82,914)
Adjusted EBITDA	$35,661	$11,145	$152,506	$27,257

(1) De novo losses include those costs associated with the ramp up of new medical centers and losses incurred for the 12 months after the opening of a new facility. These costs collectively are higher than comparable expenses incurred once such a facility has been opened and is generating revenue, and would not have been incurred unless a new facility was being opened. The Company plans to reduce de novo investments in 2023 and accordingly, for future periods is modifying its definition of Adjusted EBITDA beginning January 1, 2023, to no longer exclude de novo losses in calculating Adjusted EBITDA. Using the newly-modified definition, Adjusted EBITDA would have been $73.5 million, ($13.3) million and $64.2 million for the years ended December 31, 2022, 2021 and 2020, respectively, compared to reported Adjusted EBITDA of $152.3 million, $27.3 million and $72.8 million for the years ended December 31, 2022, 2021 and 2020, respectively, by including the impact of de novo losses under the definition used prior to January 1, 2023.

(2) Transaction costs included $2.7 million and $1.0 million for the three months ended December 31, 2022 and 2021, respectively, and $7.0 million and $4.0 million for the years ended December 31, 2022 and 2021, respectively, of corporate development payroll costs. Corporate development payroll costs include those expenses directly related to the additional staff needed to support our acquisition activity.

(3) Restructuring and other included $5.0 million for the 12 months ended December 31, 2022 related to a one-time professional services fee.

Reconciliation of Full Year Non-GAAP
Adjusted EBITDA Using Newly-Modified Definition

	Years Ended December 31,
(in thousands)	2022	2021	2020
Net loss	$(428,389)	$(116,737)	$(71,064)
Interest income	(14)	(4)	(320)
Interest expense	62,495	51,291	34,002
Income tax expense (benefit)	2,157	14	651
Depreciation and amortization expense	90,640	49,441	18,499
EBITDA	$(273,111)	$(15,995)	$(18,232)
Stock-based compensation	54,778	27,983	528
Goodwill impairment loss	323,000	—	—
Transaction costs	34,449	48,303	43,333
Restructuring and other	10,769	7,883	2,435
Change in fair value of contingent consideration	(5,025)	(11,680)	65
Loss on extinguishment of debt	1,428	13,115	23,277
Change in fair value of embedded derivatives	—	—	12,764
Change in fair value of warrant liabilities	(72,771)	(82,914)	—
Adjusted EBITDA (1)	$73,517	$(13,305)	$64,170

(1) The Company plans to reduce de novo investments in 2023 and accordingly, is modifying its definition of Adjusted EBITDA beginning January 1, 2023. The Company presents Adjusted EBITDA to adjust EBITDA to exclude the effect of certain gains/losses, such as non-cash stock-based compensation expense, non-cash goodwill impairment loss, and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”), such as acquisition, integration and divestiture transaction costs (including corporate development payroll costs), restructuring and other charges, fair value adjustments in contingent consideration, loss on the early extinguishment of debt, changes in fair value of warrant liabilities, results and gains/losses on discontinued operations and other miscellaneous expenses. The Company presents Adjusted EBITDA because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance.

Key Metrics

	Three Months Ended December 31,
	2022	2021	% Change
Members:
Medicare Advantage	140,353	118,348	18.6%
Medicare DCE	39,183	7,651	412.1%
Total Medicare	179,536	125,999	42.5%
Medicaid	76,717	66,500	15.4%
ACA	53,337	34,506	54.6%
Total members	309,590	227,005	36.4%

Member months:
Medicare Advantage	400,661	346,967	15.5%
Medicare DCE	118,236	23,068	412.6%
Total Medicare	518,897	370,035	40.2%
Medicaid	229,104	196,754	16.4%
ACA	159,178	90,715	75.5%
Total member months	907,179	657,504	38.0%

Per Member Per Month ("PMPM"):
Medicare Advantage	$1,084	$1,098	(1.3)%
Medicare DCE	$1,374	$1,261	9.0%
Total Medicare	$1,150	$1,108	3.8%
Medicaid	$213	$258	(17.4)%
ACA	$36	$43	(16.3)%
Total PMPM	$718	$706	1.7%

Medical centers	172	130

Key Metrics

	Twelve Months Ended December 31,
	2022	2021	% Change
Members:
Medicare Advantage	140,353	118,348	18.6%
Medicare DCE	39,183	7,651	412.1%
Total Medicare	179,536	125,999	42.5%
Medicaid	76,717	66,500	15.4%
ACA	53,337	34,506	54.6%
Total members	309,590	227,005	36.4%

Member months:
Medicare Advantage	1,503,286	1,167,848	28.7%
Medicare DCE	485,562	69,707	596.6%
Total Medicare	1,988,848	1,237,555	60.7%
Medicaid	856,738	518,335	65.3%
ACA	570,316	286,005	99.4%
Total member months	3,415,902	2,041,895	67.3%

Per Member Per Month ("PMPM"):
Medicare Advantage	$1,161	$1,066	8.9%
Medicare DCE	$1,333	$1,276	4.5%
Total Medicare	$1,203	$1,078	11.6%
Medicaid	$221	$355	(37.7)%
ACA	$45	$39	15.4%
Total PMPM	$763	$749	1.9%

Medical centers	172	130